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                                                                    EXHIBIT 10.4

                                 AMENDMENT NO. 3
                                     TO THE
                             R. G. BARRY CORPORATION
                           ASSOCIATES' RETIREMENT PLAN

                  WHEREAS, R. G. Barry Corporation ("Sponsor") has adopted the
R. G. Barry Corporation Associates' Retirement Plan ("Plan"); and

                  WHEREAS, the Plan provides that the Sponsor may amend the Plan from time to time; and

                  WHEREAS, the Sponsor desires to amend the Plan to freeze Participants' accrued benefits and participation in the Plan effective as of the close of business on March 31, 2004;

                  NOW, THEREFORE, the Plan is amended as follows:

                  1.       The following new Section 1.3 shall be added to
                           Section 1 of the Plan:

                  1.3      FREEZE OF THE PLAN

                  Notwithstanding any provision of this Plan to the contrary, effective March 31, 2004, the Plan is frozen. To this end, a Participant's accrued benefit shall only be based on Benefit Service and Compensation earned as a result of such person's employment with the Employer on or prior to March 31, 2004. In addition, a Participant's retirement benefit shall be determined in accordance with Article IV, as modified by this amendment. Participation in the Plan is also limited to only those Eligible Employees who became Participants on or prior to March 31, 2004. However, the determination of a Participant's service for the purpose of determining such person's Vesting Service or eligibility for retirement benefits (e.g., early retirement) shall not be limited by this amendment.

                  2. The following paragraph shall be added to Section 2.1(j) at the end thereof:

     Notwithstanding any provision of this Plan to the contrary, Compensation paid for employment periods commencing after March 31, 2004, shall not be used in determining a Participant's accrued benefit.

                  3. The following paragraph shall be added to Section 3.1 at the end thereof:

                           Notwithstanding any provision of this Plan to the contrary, no Eligible Employee shall become a Participant in the Plan after March 31, 2004.

                  4. The following paragraph shall be added to Sections 3.5(b) and (c) at the end thereof:

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                           Notwithstanding any provision of this Plan to the
                           contrary, a Participant's Benefit Service shall not include a Participant's period of Vesting Service credited to such Participant after March 31, 2004.

                  5.       Section 5.3 and 5.4 shall be restated as follows:

                           Effective on and after March 31, 2004, if a Participant whose retirement benefits have commenced is reemployed as an Eligible Employee either before or after attaining his Normal Retirement Age, his retirement benefits shall continue to be paid by the Plan.

IN WITNESS WHEREOF, the undersigned has executed this amendment to be effective as of the date it is executed.

                                         R. G. BARRY CORPORATION

                                         By: /s/ Daniel D. Viren
                                            ------------------------------------
                                         Name: Daniel D. Viren

                                         Title: Senior Vice President - Finance,
                                         Chief Financial Officer

Date: February 20, 2004